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                [LETTERHEAD OF ARTHUR ANDERSEN APPEARS HERE]

                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 9, 2000 included herein and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

San Francisco, California
May 17, 2000